EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the inclusion in the prospectus of this amendment #2 to the registration statement on Form SB-2 (No. 333-116455) of our report, dated March 12, 2004, on our audit of the consolidated financial statements of Secured Services, Inc. and Subsidiaries as of December 31, 2003 and for the period from April 28, 2003 (date of inception) to December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.





Roseland, New Jersey                                /s/ J.H. Cohn LLP
August 20, 2004                                     ----------------------------
                                                    J.H. Cohn LLP